SquareTwo Financial Reports Fourth Quarter and Full Year 2014 Results

DENVER, March 3, 2015 - SquareTwo Financial Corporation, a leader in the $100 billion asset recovery and management industry, today reported consolidated financial results for the quarter and full year ended December 31, 2014.

“We produced solid financial results in both our fourth quarter and throughout the year,” said president and CEO, Paul A. Larkins. “We remained committed to our diligent purchasing strategy, and continually made significant operational improvements throughout 2014 which helped us deliver the Fair Square Promise and a consistent, positive Customer experience.”

For the year ended December 31, 2014:

•	Cash proceeds on purchased debt were $420.1 million, a 25.5% decrease from $563.7 million in 2013.

•
Investment in purchased debt was $126.7 million, to purchase $1.2 billion in face value of debt, compared to $258.1 million to purchase $2.8 billion in face value of debt in 2013. The total investment in purchased debt was a 50.9% decrease from the prior year.

•	Revenue recognized on purchased debt, net was $247.0 million, a decrease of $90.5 million or 26.8% from $337.6 million recognized in 2013.

•
Costs to collect purchased debt including gross court costs were $183.8 million, or 44.4% of collections for the year. This was an increase of 274 basis points from 2013. Costs to collect excluding gross court costs were $147.8 million, or 35.7% of collections, which represented an increase of 172 basis points from 2013.

•	EBITDA was $18.9 million for the year ended December 31, 2014, compared to $64.2 million in 2013.

•	The net loss was $37.9 million, compared to net income of $5.1 million in 2013.

•
Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, valuation allowances and amortization of purchased debt, and certain adjustments, was $197.7 million, a 35.9% decrease from $308.4 million in 2013.

For the quarter ended December 31, 2014:

•	Cash proceeds on purchased debt were $93.9 million, a 24.6% decrease from $124.6 million in the fourth quarter of 2013.

•
Investment in purchased debt was $29.3 million, to purchase $320.1 million in face value of debt, compared to $27.1 million to purchase $314.2 million in face value of debt in the fourth quarter of 2013. The total investment in purchased debt was a $2.2 million increase from the fourth quarter of 2013.

•	Revenue recognized on purchased debt, net was $51.7 million, a decrease of $21.9 million from $73.6 million recognized in the fourth quarter of 2013.

•
Costs to collect purchased debt including gross court costs were $42.1 million, or 45.3% of collections for the quarter. This was an increase of 411 basis points from the fourth quarter of 2013. Costs to collect excluding gross court costs were $34.6 million, or 37.3% of collections, which represented an increase of 336 basis points from the fourth quarter of 2013.

•	EBITDA was $(1.3) million, compared to $11.2 million in the fourth quarter of 2013.

•	The net loss was $15.3 million, compared to a net loss of $4.0 million in the fourth quarter of 2013.

•
Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, valuation allowances and amortization of purchased debt, and certain adjustments, was $41.9 million, a 40.0% decrease from $69.9 million in the fourth quarter of 2013.

The following table summarizes our results of operations for the full year and quarter ended December 31, 2014:

	Quarter Ended	Year Ended
	December 31,	December 31,
	2014	2014
Total revenues	$51,736	$247,091
Total operating expenses	54,611	234,424
Operating (loss) income	(2,875)	12,667
Total other expense	11,251	44,657
Loss before income taxes	(14,126)	(31,990)
Income tax expense	(1,143)	(5,950)
Net loss	$(15,269)	$(37,940)

The following table represents cash generated by operating activities, less operating and other cash expenses, resulting in Adjusted EBITDA:

	Quarter Ended	Year Ended
	December 31,	December 31,
Adjusted EBITDA ($ in thousands)	2014	2014
Non-legal collections	$37,785	$184,974
Legal collections	49,099	207,420
Other collections(1)	5,966	21,385
Sales, recourse & bankruptcy proceeds	1,037	6,353
Contribution of other business activities(2)	1,111	5,818
Total inflows	94,998	425,950

Purchased debt expense	34,632	147,813
Court costs, net	7,156	34,719
Salaries, general and administrative expenses	11,026	45,009
Other(3)	540	1,983
Total outflows	53,354	229,524
Adjustments(4)	271	1,287
Adjusted EBITDA	$41,915	$197,713

(1)	Other includes collections and court cost recoveries on commercial, student loan, medical, and other accounts.

(2)	Includes royalties on purchased debt and other revenue.

(3)	Represents certain other items consistent with our debt covenant calculation.

(4)
Consistent with the covenant calculations within our revolving credit facility, adjustments include, as applicable, the non-cash expense related to option grants of CA Holding’s equity granted to our employees, directors and branch office owners, branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management, L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

The following table reconciles net (loss) to Adjusted EBITDA:

	Quarter Ended	Year Ended
	December 31,	December 31,
Reconciliation of Net Loss to Adjusted EBITDA ($ in thousands)	2014	2014
Net loss	$(15,269)	$(37,940)
Interest expense	11,084	44,217
Interest income	(62)	(163)
Income tax expense	1,143	5,950
Depreciation and amortization	1,797	6,883
EBITDA	(1,307)	18,947
Adjustments related to purchased debt accounting
Proceeds applied to purchased debt principal(1)	41,975	175,695
Purchased debt valuation allowance charges(2)	976	1,784
Certain other or non-cash expenses
Stock option expense(3)	13	79
Other(4)	258	1,208
Adjusted EBITDA	$41,915	$197,713

(1)	Cash proceeds applied to purchased debt principal rather than recorded as revenue.

(2)	Represents net non-cash valuation allowance charges on purchased debt.

(3)	Represents the non-cash expense related to option grants of CA Holding's equity granted to certain employees, directors and branch office owners.

(4)
Consistent with the covenant calculations within our revolving credit facility, other includes, as applicable, branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management, L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

The following table reconciles net cash provided by (used in) operating activities to Adjusted EBITDA:

	Quarter Ended	Year Ended
Reconciliation of Cash Flow from Operations to Adjusted EBITDA ($ in thousands)	December 31,	December 31,
	2014	2014
Net cash provided by (used in) operating activities	$344	$(26,703)
Proceeds applied to purchased debt principal(1)	41,975	175,695
Interest expense to be paid in cash(2)	10,289	41,220
Interest income	(62)	(163)
Amortization of prepaid and other non-cash expenses	(1,280)	(4,532)
Changes in operating assets and liabilities and deferred taxes:
Restricted cash(3)	(20,680)	(2,347)
Other operating assets and liabilities and deferred taxes(4)	9,928	7,385
Income tax expense	1,143	5,950
Other(5)	258	1,208
Adjusted EBITDA	$41,915	$197,713

(1)	Cash proceeds applied to purchased debt principal are shown in the investing activities section of the condensed consolidated statements of cash flows.

(2)	Represents interest expense, excluding non-cash amortization of loan origination fees and debt discount.

(3)	Represents the change in restricted cash balances for the period due to the timing of payments on our lines of credit and semi-annual interest payments on our Senior Second Lien Notes.

(4)	The amount represents timing differences due to the recognition of certain expenses and revenue items on a cash versus accrual basis.

(5)
Consistent with the covenant calculations within our revolving credit facility, other includes, as applicable, branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management, L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

Additional Financial Information:

•
For the year ended December 31, 2014, the Company recorded net valuation allowances of $1.8 million and for the year ended December 31, 2013, the Company recorded net valuation allowance reversals of $6.6 million on its purchased debt assets.

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For the quarter ended December 31, 2014, the Company recorded net valuation allowances of $1.0 million and for the quarter ended December 31, 2013, the Company recorded net valuation allowance reversals of $0.2 million on its purchased debt assets.

Conference Call

The Company will hold a conference call today at 8:30 AM Mountain time / 10:30 AM Eastern time to discuss our fourth quarter and full year 2014 results. Please download our Year End 2014 Financial Results Presentation which is located under the “About Us” header within the “Investor Relations” section of our website, www.squaretwofinancial.com.

Members of the public are invited to listen to the event. To access the live telephone conference line, please dial (877) 201-0168 for domestic access, and (647) 788-4901 for international access. Please reference confirmation ID # 91157337 for the call.

For those who cannot listen to the live broadcast, a replay will be available shortly thereafter within the Investor Relations section of the Company's website.

Non-GAAP Financial Measures

Adjusted EBITDA, as presented in this report, is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the U.S. (“GAAP”). This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of our liquidity.
Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization (including amortization of the carrying value on our purchased debt), as adjusted by several items discussed more fully in “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K as of December 31, 2014. Adjusted EBITDA generally represents cash proceeds on our owned charged-off receivables plus the contribution of our other business activities less operating expenses (other than non-cash expenses, such as depreciation and amortization) as adjusted. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis.
We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. We believe Adjusted EBITDA is representative of our cash flow generation that can be used to purchase charged-off receivables, pay down or service debt, pay income taxes, and for other uses. We believe that Adjusted EBITDA is frequently used by investors and other interested parties in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Our board of directors and management use Adjusted EBITDA to measure our performance, and our current management incentive compensation plans are based largely on Adjusted EBITDA. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.
The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures, such as Adjusted EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this report may not comply with these rules. The reader is cautioned not to place undue reliance on Adjusted EBITDA and ERP.
The information in this subsection is a summary and should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and footnotes in our 10-K as of December 31, 2014.